CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of
Allianz Variable Insurance Products Fund of Funds Trust of our reports (dated as listed in Appendix I), relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm"
and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 12, 2019

Appendix I
Fund Name Report Date
AZL MVP Fusion Dynamic Balanced Fund February 22, 2019
AZL MVP Fusion Dynamic Conservative Fund February 22, 2019
AZL MVP Fusion Dynamic Moderate Fund February 22, 2019
AZL Balanced Index Strategy Fund February 22, 2019
AZL MVP Balanced Index Strategy Fund February 22, 2019
AZL MVP Growth Index Strategy Fund February 22, 2019
AZL MVP Moderate Index Strategy Fund February 22, 2019
AZL DFA Multi-Strategy Fund February 22, 2019
AZL MVP BlackRock Global Strategy Plus Fund February 27, 2019
AZL MVP DFA Multi-Strategy Fund February 22, 2019
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund February 22, 2019
AZL MVP T. Rowe Price Capital Appreciation Plus Fund February 22,2019

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the use of our reports with respect to Allianz Variable Insurance Products Fund of Funds Trust, dated February 23, 2018, incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.

/s/ KPMG LLP

Columbus, Ohio
April 23, 2019